Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned Registrant:

SEC Registration Fee	$32,360
Transfer Agent and Registrar Fees and Expenses	$3,500
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	$150,000
Printing, Engraving and Mailing Expenses	$150,000
Miscellaneous	$64,140

Total	$600,000